Exhibit 99.1

Taylor Morrison Announces Proposed Senior Notes Offering

SCOTTSDALE, Ariz., November 3, 2025 — Taylor Morrison Home Corporation (NYSE: TMHC) (“TMHC”) today announced that its indirect wholly owned subsidiary, Taylor Morrison Communities, Inc. (the “Issuer”), intends to offer $525.0 million aggregate principal amount of senior notes due 2032 (the “Senior Notes”).

The Issuer intends to use proceeds of the proposed notes offering, together with cash on hand, to (i) purchase any and all of its 5.875% Senior Notes due 2027 (the “2027 Notes”) validly tendered and not validly withdrawn pursuant to the Issuer’s concurrent cash tender offer for any and all 2027 Notes (the “Tender Offer”), (ii) redeem all of the 2027 Notes not purchased in the Tender Offer, (iii) redeem in full all of its outstanding 6.625% Senior Notes due 2027 (the “2027 Exchange Notes”) and the outstanding 6.625% Senior Notes due 2027 issued by William Lyon Homes, Inc. (an indirect wholly owned subsidiary of the Issuer) (the “2027 WLH Notes”) and (iv) to pay fees and expenses related to the notes offering, the Tender Offer and the redemptions.

The Senior Notes will be unsecured and guaranteed on a senior unsecured basis by the same subsidiaries of TMHC that guarantee, or are obligors of, the Issuer’s existing senior unsecured notes.

The Senior Notes and related guarantees have not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Senior Notes may not be offered or sold within the United States or to U.S. persons absent registration or an applicable exemption. The Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulations S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes and related guarantees and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer solicitation or sale would be unlawful. This press release does not constitute a notice of redemption for, nor an offer to purchase, the 2027 Notes, the 2027 Exchange Notes or the 2027 WLH Notes.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the expected terms and timing of the Senior Notes offering, the Tender Offer and the redemptions and the intended use of proceeds from the Senior Notes offering. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “will,” “can,” “could,” “might,” “should” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect TMHC’s business in the future. A detailed discussion of such risks and uncertainties is included in TMHC’s Form 10-K, on file with the Securities and Exchange Commission, in the section titled “Risk Factors,” as updated in our subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on currently available information and speaks only as of the date on which it is made. TMHC undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison is one of the nation’s leading homebuilders and developers. We serve a wide array of consumers from coast to coast, including first-time, move-up, luxury and resort lifestyle homebuyers and renters under our family of brands—including Taylor Morrison, Esplanade and Yardly. From 2016-2025, Taylor Morrison has been recognized as America’s Most Trusted® Builder by Lifestory Research.

CONTACT:

Mackenzie Aron, VP Investor Relations

(407) 906-6262

investor@taylormorrison.com